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Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following Registration Statements on Form S-8

     No. 333-49097 pertaining to the Precision Auto Care, Inc. 1998 Employee
         Stock Purchase Plan
     No. 333-47165 pertaining to the Precision Tune Stock Option Plan
     No. 333-47169 pertaining to the Precision Auto Care Employee Stock Option
         Plan
     No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock
         Option Plan
     No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside
         Directors' Stock Option Plan
     No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee
         Stock Option and Restricted Stock Plan
     No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside
         Directors' Stock Plan

of our report dated September 8, 2000, except for Note 8, as to which the date is October 11, 2000, with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. for the year ended June 30, 2000, included in the Annual Report on Form 10-K of Precision Auto Care, Inc. for the year ended June 30, 2002.


                                                           /s/ Ernst & Young LLP
October 8, 2002
McLean, Virginia